                                                                  Exhibit (3)(b)

                      METROPOLITAN LIFE INSURANCE COMPANY
                                SALES AGREEMENT

     Agreement dated ______________________________, 2001, by and between
Metropolitan Life Insurance Company ("MetLife"), a New York corporation, and ______________________("Broker"), a ____________________ corporation that is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the 1934 Act and a member of the National Association of Securities Dealers ("NASD") and is either licensed as or is affiliated with a validly licensed insurance agency.

                                  WITNESSETH:

     WHEREAS, MetLife distributes certain fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, and variable riders on such fixed rate products as identified on Schedules A and B attached hereto, which is incorporated herein by reference (together, the "Contracts"); and

     WHEREAS, MetLife subject to the terms and conditions of the Agreement, hereby appoints Broker to solicit sales of and provide service with respect to the Contracts which are set forth on the applicable Schedules A and B on a non-exclusive basis; and

     WHEREAS, Broker accepts such appointment and agrees to use its best efforts to find purchasers for the Contracts; and

     WHEREAS, MetLife proposes to compensate Broker for the sale and servicing of Contracts in accordance with Schedules A and B.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.  Definitions
    -----------

     (1) Affiliate- Any entity that controls, is controlled by or is under common control with including, without limitation, any entity that owns 25% or more of the voting stock of that company and any entity that is a subsidiary of that company.

     (2) Agency- Broker's validly licensed insurance entity that will offer for sale Contracts in those states where Broker is not a validly licensed insurance agency.

     (3) Applicable Laws - Shall have meaning given to such term as in accordance with Section B of this Agreement.

     (4) Broker - The registered broker-dealer, which will offer for sale the Contracts.

     (5) Confidential Information - Shall have meaning given to such term as described in Section K Paragraph 1 of this Agreement.

     (6) Contracts - Fixed Contracts and Variable Contracts (which includes all variable insurance riders on Fixed Contracts subject to this Agreement).

     (7) Fixed Contracts - Contracts that are not variable and include without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by MetLife, as more fully described in Schedule B, which may be amended by MetLife in its sole discretion from time to time.

     (8) Nonpublic Personal Information- Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

     (9) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

     (10) Registration Statements - Registration statements and amendments filed with the Securities and Exchange Commission relating to the Variable Contracts, including those for any relevant funding vehicle or variable insurance rider.

     (11) SEC - The Securities and Exchange Commission.

     (12) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by MetLife, as more fully described in Schedule A at the time of this Agreement or as may be amended by MetLife in its sole discretion from time to time.

B.   Compliance With Applicable Laws
     -------------------------------

     MetLife and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including with out limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable state and federal statutes, laws, rules and regulations may also include, applicable guidelines, policies, and rulings of federal and state regulatory organizations and agencies, including without limitation state insurance departments, the SEC and the National Association of Securities Dealers, Inc. ("NASD"), consumer privacy laws, and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

C.   Agreements and Covenants of MetLife
     -----------------------------------

     (1) MetLife authorizes Broker to solicit applications for Fixed Contracts listed in Schedule A, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws and (b) Broker complies in all other respects with the terms of this Agreement.

     (2) MetLife authorizes Broker to offer and sell Variable Contracts as listed in Schedule B, provided that, at the time of such sale or solicitation,
(a) there is an effective Registration Statement relating to such Variable Contracts and (b) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place.

     (3) MetLife shall notify Broker or its designee of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for MetLife to offer or issue Variable Contracts in listed in Schedule A.

     (4) MetLife shall advise Broker of any revision of or supplement to any Prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

     (5) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors.

     Pursuant to the foregoing, MetLife shall specifically retain ultimate authority, including but not limited to:

     (i)   to appoint and discharge agents marketing insurance on its  behalf;

     (ii)  to direct the marketing of its insurance products and services;

     (iii) to review and approve all advertising concerning its insurance products and services;

     (iv)   to underwrite all insurance policies issued by it;

     (v)    to cancel risks;

     (vi)   to handle all matters involving claims adjusting and payment;

     (vii)  to prepare all policy forms and amendments; and

     (viii) to maintain custody of, responsibility for and control of all investments.

D.   Representations and Covenants of Broker
     ---------------------------------------

     (1) Broker represents and warrants that it will only offer Fixed Contracts in those states where it is appropriately licensed and that it has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its agents and other representatives who will be soliciting applications for Fixed Contracts will at all times be appropriately licensed under Applicable Laws.

     (2) Broker represents and warrants that it is a registered broker-dealer under the Securities Exchange act of 1934 ("1934 Act"), has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance Broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its agents and other representatives who will be soliciting applications for Variable Contracts will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

     (3) Broker represents that neither it nor any of its agents or other representatives is currently under investigation by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority (except for any investigations of which it has notified MetLife in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Broker will notify MetLife of the existence and subject matter of such investigation.

     (4) Commencing at such time as MetLife and Broker shall agree upon, Broker shall use best efforts to find purchasers for the Contracts for which its agents and other representatives are licensed and authorized under Applicable Laws. In meeting its obligation to use best efforts to solicit applications for the Contracts, Broker shall engage in the following activities:

          (a) Continuously utilize only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by MetLife for use at that time;

          (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents and other representatives, and will, upon a reasonable written request from MetLife, provide a report to MetLife on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its agents and other representatives;

          (c) Take reasonable steps to ensure that its agents and other representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant as required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and

Notwithstanding the foregoing, Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. MetLife may distribute the Contracts through its own employees, including those of its Affiliates, or through any other distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

     (5) To the extent permitted by Applicable Laws, only the initial purchase payments for the Contracts shall be collected by agents and other representatives of Broker. All such purchase payments shall be remitted promptly in full, together with any related application, forms and any other required documentation to MetLife. Remittances for the Contracts will be made pursuant to the procedures described in the contract, insurance policy, prospectus, if appropriate, and any collateral documents associated with such Contracts.

     (6) Broker acknowledges that MetLife shall have the unconditional right to reject, in whole or in part, any application for a Contract. If MetLife rejects an application, MetLife will immediately return any purchase payments received directly to the Broker and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by MetLife to the Broker and the Broker will be will be responsible for promptly returning such payments to the purchaser. If a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to MetLife. MetLife may, at its option, offset any such amounts against any amounts payable to Broker.

     (7) Broker is not a principal, underwriter or agent of MetLife, any Affiliate of MetLife, or any MetLife separate account.

     (8) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, nor its agents or other representatives, as employees of MetLife in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of MetLife in this connection or in any dealings with the public.

     (9) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to MetLife or the Contracts, will not be used without the prior written consent of MetLife.

     (10) Solicitation and other activities by Broker shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity which is not duly licensed and appointed by MetLife in the appropriate states as required by Applicable Laws. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its agents or other representatives, is authorized by MetLife to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by MetLife. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

     (11) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of MetLife to alter or amend any Contract or any form related to a Contract, to receive any monies or payments due, or to become due to MetLife; to adjust or settle any claim or commit MetLife with respect thereto, or bind MetLife or any of its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to MetLife's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of MetLife nor shall Broker possess or exercise any authority on behalf of MetLife other than that expressly conferred on Broker by this Agreement.

     (12) Broker shall prepare any forms (i) necessary to comply with Applicable Laws; (ii) received from MetLife in connection with the sale of the Contracts as replacement for other insurance or annuity products and to send such forms to MetLife. In the alternative, if such forms are not required but information with respect to replacement is required, Broker will transmit such information in writing to MetLife. Broker further shall notify MetLife when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to MetLife.

     (13) Broker shall furnish MetLife or any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by MetLife or an appropriate regulatory authority in order to ascertain whether the operations of MetLife or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

     (14) Broker will not receive or solicit any application for the Contracts, if Applicable Laws require the delivery of replacement forms, disclosure forms, illustrations, notices or any other forms, documents or information unless such requirements have first been satisfied.

     (15) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

     (16) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Broker must give evidence satisfactory to MetLife that such coverage is in force and shall give prompt written notice to MetLife of any notice of cancellation or change of coverage.

     (17) In such cases where Broker intends to distribute the Variable Contracts through insurance Agency listed in the attached Schedule C Broker further represents that:

     i) Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered representatives of the Variable Contracts issued by MetLife;

     ii) Agency and the registered representatives who solicit applications for MetLife's Variable Contracts are "associated persons of the Broker," within the meaning of "associated person of a Broker or Dealer," as that term is used in Section 3(a) (18) of the Securities Exchange Act of 1934;

     iii) Agency will engage in the offer or sale of MetLife's Variable Contracts only through persons who are registered representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

     iv) Broker will be responsible for the training, supervision, and control of its registered representatives as required under the Securities Exchange Act of 1934 and other applicable law, including, but not limited to; principal review and approval of all sales literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

     v) Registered representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

     vi) Receipt of commissions and fees relating to the Variable Contracts, will be reflected in the quarterly FOCUS reports filed by Broker and in its fee assessment reports filed with the NASD as required under Applicable Laws;

     vii) Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with the requirements of Section 17(a) of the Securities Exchange Act of 1934 and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

     viii) All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to MetLife or will be sent by customers to the Broker for forwarding to MetLife. Agency will not receive, accumulate, or maintain custody of customer funds.

E.   Principles of Ethical Market Conduct
     ------------------------------------

The rules, policies and directives to which Broker is required to conform include the Insurance Marketplace Standards Association (IMSA) Principles of
Ethical Market Conduct.   MetLife and its Affiliates adopted the Principles and
Code of Ethical Market Conduct in all matters affecting the sale of life insurance and annuity products. Currently, the Principles of Ethical Market Conduct are:

     To conduct business according to high standards of honesty and fairness and to render service to its customers which, in the same circumstances, it would apply to or demand for itself;

     To provide competent and customer-focused sales and service;

     To engage in active and fair competition;

     To provide advertising and sales materials that are clear as to purpose and honest and fair as to content;

     To provide for fair and expeditious handling of customer complaints and disputes;

     To maintain a system of supervision and review that is reasonably designed to achieve compliance with these Principles of Ethical Market Conduct.

F.   Compensation
     ------------

     (1) MetLife shall arrange for payment of commissions to Broker as compensation for the sale of each Contract sold by an agent or representative of Broker as set forth in the Compensation Schedule(s) attached between MetLife and either Broker or Agency, as the case may be. MetLife shall identify to Broker with each such payment the name or names of the agent(s) or representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such agents or representatives.

     (2) Any indebtedness of Broker to MetLife arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement, shall be subordinate to the right of MetLife to offset such compensation against any such indebtedness of the Broker to MetLife.

     (3) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

     (4) No compensation shall be payable, and any compensation already paid shall be returned to MetLife on request, under each of the following conditions:

          (a) if MetLife, in its sole discretion, determines not to issue the Contract applied for,

          (b) if MetLife refunds the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

          (c) if MetLife refunds the premium paid by applicant as a result of the resolution of a complaint , recognizing that MetLife has sole discretion to refund premiums paid by applicants, or

          (d) if MetLife determines that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

     (5) Broker, either directly or by reimbursing MetLife on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

     (6) In the event that a representative or agent terminates its relationship with Broker or Agency or ceases to be validly licensed or registered, all compensation attributable to such representative or agent who has been terminated by Broker or Agency shall be payable to the Broker or Agency provided, the Broker or Agency has assigned another representative or agent to service the former representative business in accordance with this Agreement. The new representative or agent must be appointed with MetLife and properly licensed and registered before all such commissions attributable to the former representative or agent shall be passed through to the newly assigned representative or agent.

     (7) Broker or Agency agree that the provisions in paragraph F (6) above will not apply when:

               (a) The former representative of Broker or Agency becomes registered and licensed with another Broker or Agency which has a valid selling agreement with MetLife and the representative is appointed by MetLife for the sale of Contracts, and both Brokers or Agencies agree to the transfer of such former representative's Contracts to the new Broker or Agency. Under these circumstances, all such commissions attributable to the former representative shall be paid to the new Broker or Agency; or

               (b) The Contract owner files a written request (change of broker authorization) with MetLife or Broker or Agency's representative that such owner's Contracts be serviced by the former representative through another Broker or Agency. The Contract owner's request will only be honored provided the new Broker or Agency has a selling agreement with MetLife for the distribution of such Contracts and the former representative can be appointed with MetLife. All such commissions attributable to the former representative shall be paid to the new Broker or Agency.
               Broker or Agency or representative, shall forward such written request to MetLife in accordance with appropriate administrative procedures.

     (8) If within thirty (30) days after a former representative of Broker or Agency retires or becomes disabled, Broker and Agency represent to MetLife that
(i) a written contract that complies with all Applicable Laws exists between the former representative and Broker and Agency which calls for the payment of compensation to the retired or disabled representative; and (ii) Broker or Agency agree to reassign the Contracts to an appropriately licensed and registered representative or agent to provide service to the contractholder, then compensation shall continue to be paid to Broker or Agency as it would have been if the representative were still actively licensed with the Broker or Agency so long as the written contract between the representative and Broker and Agency complies with all state and federal laws, including NASD and SEC rules and regulations.

     (9) With respect to compensation under this Agreement, in the event that anything contained in this Section F conflicts with the terms of the compensation described in the attached product schedules, the terms contained in such schedules attached will prevail.

G.   Complaints and Investigations
     -----------------------------

     (1) Broker and MetLife jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

     (2) Both the Broker and MetLife jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

     (3) Such cooperation referred to in Sections G(1) and G(2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a written or documented verbal communication received by a company or its distributors which primarily expresses a grievance.

     (4) MetLife reserves the right to settle any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. Unless otherwise agreed to by MetLife, the Broker shall reimburse MetLife for the amount of any such settlement. Any settlement payments agreed to by Broker shall be reimbursed by Broker and will be a debt of the Broker.

H.   Records and Administration
     --------------------------

     (1) Once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. MetLife will confirm or cause to be confirmed to customers of Broker all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Broker hereby undertakes to render such assistance to MetLife.

     (2) Broker will maintain all books and records as required by Rules 17a-3 and 17a-4 under the 1934 Act, except to the extent that MetLife may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by MetLife as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect MetLife's right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. MetLife and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section J of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein shall be deemed to interfere with any document, record or other information which by law, is a matter of public record.

I.   Proprietary Information
     -----------------------

Any and all account records developed by MetLife or provided to MetLife by Broker or its Affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of MetLife. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections I, J, K and L of this Agreement.

Any and all proprietary information and material developed and provided by MetLife shall be returned to MetLife (including all copies made by the Broker or its Affiliates) upon termination of this Agreement. Any materials developed by the Broker or its Affiliates in support of the marketing, sales, advertising or training related to MetLife or its Contracts shall be destroyed upon the termination of the Agreement.


J.   Receipt of Customer Nonpublic Personal Information From Broker by MetLife
     -------------------------------------------------------------------------

     (1) MetLife will treat nonpublic personal information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Information under Section J of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of MetLife or any of its Affiliates other than by reason of the services provided by Broker under this Agreement.

     (2) Notwithstanding the foregoing, MetLife and its Affiliates shall have the right to use or disclose such nonpublic personal information: (a) to the full extent required to comply with Applicable Laws or requests of regulators;
(b) as necessary in connection with any of MetLife's audit, legal, compliance or accounting procedures; (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of Contracts under this Agreement; (d) as authorized by such customer; and (e) to protect against or prevent fraud.

     (3) MetLife and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use nonpublic personal information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by MetLife and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

K.   Treatment of Nonpublic Personal Information Disclosed to Broker by
     ------------------------------------------------------------------
     MetLife
     -------

     Broker will treat nonpublic personal information regarding Broker's customers provided to it by MetLife under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose nonpublic personal information provided to it by MetLife to the extent permitted by Applicable Laws and MetLife's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

L.   Confidential Information
     ------------------------

     (1) MetLife and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections I and J, neither MetLife nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such information if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section J; (b) any information of Broker and their Affiliates disclosed by Broker to MetLife through the course of business during the term of this Agreement, or any information of MetLife and its Affiliates that is disclosed by MetLife to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) nonpublic personal information; and (d) information required to be treated as confidential under Applicable Laws.

     (2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

     (3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

          (a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that: (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and
(iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

          (b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

     (4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

     (5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

     (6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

M.   Indemnification
     ---------------

     (1) MetLife will indemnify and hold harmless Broker from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by MetLife for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that MetLife shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment, Registration

Statement or any other sales or offering materials. MetLife shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus(es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by MetLife. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

     (2) Broker will indemnify and hold harmless MetLife against any losses, claims, damages or liabilities (or actions in respect thereof), to which MetLife may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse MetLife for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife and any person controlling it.

     (3) Broker shall indemnify and hold harmless MetLife from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which MetLife may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse MetLife for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife and any person controlling it.

     (4) Broker shall indemnify and hold MetLife harmless for any penalties, losses or liabilities resulting from MetLife improperly paying any compensation under this Agreement, unless such improper payment was caused by MetLife's negligence or willful misconduct; and will reimburse MetLife for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of MetLife and any person controlling it.

     (5) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

N.   Term of Agreement
     -----------------

(1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement with or without cause upon sixty (60) days' written notice to the other party of its intention to do so.

(2) This Agreement will automatically terminate if (a) Broker is no longer a member of the NASD; or (b) Broker has not sold any Contracts for a two-year period unless otherwise agreed to in writing by MetLife.

(3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, I, J, K, and L hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records maintained by or on behalf of Broker pursuant to Rules 17a-3 and 17a-4 under the 1934 Act, Broker shall return to MetLife, within 30 days after the effective date of termination, any and all records in its possession which have been specifically maintained in connection with MetLife's operations related to the Contracts.

O.   Assignability
     -------------

     This Agreement shall not be assigned by either party without the written consent of the other.

P.   Amendments
     ----------

     MetLife reserves the right in its discretion upon notice to the Broker to amend this Agreement at any time. No amendment substituting new compensation Schedules for any Contract may affect the amount of earned compensation payable to Broker with respect to Contracts sold prior to the substitution of the amended compensation schedules, unless Broker otherwise agrees.

Q.   Notices
     -------

     Notices to be given hereunder shall be addressed to:

     MetLife Brokerage
     440 US Highway 22
     Suite 301
     PO Box 6895
     Bridgewater, NJ  08807-6895

     Broker Name
     Address
     Address
     City, State, ZIP

R.   Arbitration
     -----------

     (1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Sections I, J, K, and L must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

     (2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

     (3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

     (4) Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

     (5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

     (6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in New York, NY, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

     (7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

     (8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

S.   Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to New York's choice of law provisions.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

T.   Entire Understanding
     --------------------

          This Agreement represents the entire understanding between the Parties and supersedes all previous oral and written agreements, and may not be modified except by amendment in writing signed by the parties. No oral agreements or representatives shall be binding.

U.   Waiver
     ------

          The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision





                                   METROPOLITAN LIFE INSURANCE COMPANY
                                   (MetLife)



                                   By_____________________________________


                                   ________________________________________
                                              Print Name & Title







                                   (Broker)



                                   By______________________________________



                                   ________________________________________
                                              Print Name & Title

                                   SCHEDULE A

Flexible Premium Multi-Funded Life (ULII/UL2001)

Preference Plus(R) Account, Variable Annuity

Flexible Premium Variable Life (MetFlex C)

Equity Options Riders

                                   SCHEDULE B

[Business Unit needs to fill in appropriate fixed insurance policies and annuity contracts]

                                   SCHEDULE C


                          AFFILIATED INSURANCE AGENCY


The Broker/Dealer named below ("Broker"), having executed a Sales Agreement ("Agreement") with Metropolitan Life Insurance Company ("MetLife") dated _____________ which, provides for sales of MetLife's Variable Contracts through a designated affiliated insurance agency or agencies ("Agency"), hereby designates the Agency named below pursuant to Section D of the Agreement. Broker and Agency hereby represent and warrant that the Agency named below is and will be maintained in compliance with this Agreement.



_________________________________________
Affiliated Insurance Agency Name


By:______________________________________



_________________________________________
Print Name & Title


_________________________________________
(Tax Identification Number)


_________________________________________
Affiliated Insurance Agency Name



By:______________________________________



_________________________________________
Print Name & Title


________________________________________
(Tax Identification Number)

                                       29